Exhibit 10.10

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made and entered into the 4th day of August, 1999 by and between Log on America, Inc., a Delaware corporation ("Corporation"), and Stephen J. Gilbert, a Maine resident ("Employee").

     WHEREAS, Corporation and Employee desire that the term of this Agreement begin on the date of execution hereof ("Effective Date").

     WHEREAS, Corporation desires to employ Employee as its Executive Vice President, Retail Dial-Up Services, and Employee is willing to accept such employment by Corporation, on the terms and subject to the conditions set forth in this Agreement.

                     NOW THEREFORE, IT IS AGREED AS FOLLOWS:

     Section 1. Duties. During the term of this Agreement, Employee agrees to be employed by and to serve Corporation as its Executive Vice President, Retail Dial-Up Services, and Corporation agrees to employ and retain Employee in such capacity. Employee shall devote a substantial portion of his business time, energy, and skill to the affairs of the Corporation as Employee shall report to the Corporation's Chief Executive Officer and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as Director, Retail Dial-Up Services. Employee's job description is attached hereto as Exhibit A.

     Section 2. Term of Employment.

     a. Definitions. For the purposes of this Agreement the following terms shall have the following meanings:

          (1) "Termination For Cause" shall mean termination by Corporation of Employee's employment by Corporation by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, Corporation or by reason of Employee's willful material breach of this Agreement which has resulted in material injury to Corporation.

         (2) "Termination Other Than For Cause" shall mean termination by Corporation of Employee's employment by Corporation (other than in a Termination for Cause) and shall include constructive termination of Employee's employement by reason of material breach of this Agreement by Corporation, such constructive termination to be effective upon notice from Employee to Corporation of such constructive termination.

          (3) "Voluntary Termination" shall mean termination by Employee of Employee's employment by Corporation other than (i) constructive termination as described in subsection 2.1(b), and (ii) termination by reason of Employee's death or disability as described in Section 2.5 and 2.6.

     b. Initial Term. The term of employment of Employment by Corporation shall be for a period of three (3) year beginning with Effective Date ("Initial Term"). Thereafter, the contract will automatically be renewed for successive periods of one (1) year unless terminated by either party upon thirty (30) days prior written notice.

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     c. Termination For Cause. Termination For Cause may be effected by
Corporation at any time during the term of this Agreement and shall be effected by written notification to Employee. Upon Termination For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension play or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     d. Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Corporation may effect a Termination Other Than For Cause at any time upon giving written notice to Employee of such termination. Upon any Termination Other Than For Cause, Employee shall promptly be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans (including accelerated vesting, if any, of awards granted to Employee under the Corporation's stock option plan), accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.2, but no other compensation or reimbursement of any kind.

     e. Termination by Reason of Disability. If, during the term of this Agreement, Employee, in the reasonable judgment of the President and/or the Chief Executive Officer, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than three (3) consecutive months, Corporation shall have the right to terminate Employee's employment hereunder by written notification to Employee and payment to Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     f. Death. In the event of Employee's death during the term of this Agreement, Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and Corporation shall promptly pay to his estate or such beneficiaries as Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full

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extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

     g. Voluntary Termination. In the event of a Voluntary Termination, Corporation shall promptly pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Corporation in which Employee is a participant to the full extent of Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

     h. Notice of Termination. Corporation may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Employee of such termination, except in the case of Termination For Cause where five (5) days' notice shall be deemed sufficient. Employee may effect a termination of this Agreement pursuant to the provisions of this Section upon giving thirty (30) days' written notice to Corporation of such termination.

     Section 3. Salary, Benefits and Bonus Compensation.

     a. Base Salary. (1) As payment for the services to be rendered by Employee as provided in Section 1 and subject to the terms and conditions of Section 2, Corporation agrees to pay to Employee a "Base Salary" for the thirty six (36) calendar months beginning the Effective Date at the rate of $100,000 per annum payable in a manner consistent with the general practice of the Corporation in meeting its payroll obligations subject to withholding required by law.

          (2) The Base Salary shall be increased by the Compensation Committee of the Company's Board of Directors, annually, to be effective on the anniversary of the Effective Date, in manner consistent with the compensation offered to executives within the Company.

     b. Bonuses. Employee shall be eligible to receive a stock options in a manner consistent with the incentive stock option agreement of even date hereof ("Incentive Stock Option Agreement").

     c. Additional Benefits. During the term of this Agreement, Employee shall be entitled to the following fringe benefits:

          (1) Employee Benefits. Employee shall be eligible to participate in such of Corporation's benefits as are now generally available or later made generally available to executive officers of the Corporation, including, without limitation, any dental and medical plans. For purposes of establishing the length of service under any benefit plans or programs of Corporation, Employee's employment with the Corporation will be deemed to have commenced on the Employee's date of hire.

          (2) Vacation. Employee shall be entitled to 3 weeks vacation during each year during the term of this Agreement and any extensions thereof, prorated for partial



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years.

          (3) Reimbursement for Expenses. During the term of this Agreement, Corporation shall reimburse Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by Employee in connection with his duties under this Agreement.

     Section 4. Severance Compensation.

     a. Severance Compensation in the Event of a Termination Other Than for Cause. In the event Employee's employment is terminated in a Termination Other Than for Cause, the Employee shall be paid as severance compensation 50% of his then current annual Base Salary (at the rate payable at the time of such termination), together with the vested rights to purchase 25,000 shares of the common stock of the Company at $15.00 per share pursuant to the terms of the Incentive Stock Option.

     b. No Severance Compensation Upon Other Termination. In the event of a Voluntary Termination, Termination For Cause, termination by reason of Employee's disability pursuant to Section 2.6, Employee or his estate shall not be paid any severance compensation.

     Section 5. Payment Obligations. Corporation's obligation to pay Employee the compensation and to make the arrangements provided herein shall be unconditional, and Employee shall have no obligation whatsoever to mitigate damages hereunder.

     Section 6. Board of Directors. During the term of Employee's employment, Employee shall have the right to have himself or his nominee be appointed and elected as a member of the Company's Board of Directors to serve at all times during Employee's employment. Upon his termination, Employee shall resign or cause his nominee to resign as a member of the Company's Board of Directors.

     Section 7. Confidentially. Employee agrees that all confidential and proprietary information relating to the business of Corporation shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Corporation's President and/or Chief Executive Officer or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

     Section 8. Non-Competition. (a) the Employee hereby covenants and agrees that at no time during the Employee's employment by the Company, or in the event of Employee's Termination Other Than For Cause, for a period of two (2) years immediately following the termination thereof, will the Employee for himself or on behalf of any other person, partnership, company or corporation, directly or indirectly (i) acquire any financial or beneficial interest in, provide consulting services to, be employed by, contract with, or own, manage, operate or control any business engaged in any business which directly or indirectly engages in the business of the business conducted by the Company in the New England states and the State of New York, (ii) employ or seek to employ any person or entity employed at that time by the Company or otherwise encourage or entice such person or entity to leave employment or terminate such employment or
(iii) solicit any customer of the Company. Nothing in this Agreement shall prevent the Employee from holding or investing in securities

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listed on a national securities exchange or sold in the over-the-counter market, provided such investments do not exceed in the aggregate on percent (1%) of the issued and outstanding capital stock of a corporation described in this Section.

     (b) In the event that this Section shall be determined by arbitrators or by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be inforceable.

     Section 9. Withholdings. All compensation and benefits to Employee hereunder shall be reduced by all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

     Section 10. Indemnification. In addition to any rights to indemnification to which Employee is entitled to under the Corporation's Articles of Incorporation and Bylaws, Corporation shall indemnify Employee at all times during and after the term of this Agreement to the maximum extent permitted under the Delaware Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

     Section 11. Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of personal delivery or forty-eight (48) hours after deposits in the United States mail, postage fully prepaid, return receipt requested, addressed to the Corporation at:

               3 Regency Plaza
               Providence, Rhode Island 02903
                    Attn: Chief Financial Officer

     addressed to the Employee at:
               9 Rosewood Circle
               Kennebunk, Maine 04043

or at any other address as any party may, from time to time, designate by notice given in compliance with this Section.

     Section 12. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

     Section 13. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     Section 14. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     Section 15. Agreement Binding. This Agreement shall be binding upon the heirs.

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executors, administrators, successors and assigns of the parties hereto.

     Section 16. Attorney Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

     Section 17. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

     Section 18. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

     Section 19. Arbitration. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in Providence, Rhode Island in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

     Section 20. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

     Section 21. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     Section 22. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     Section 23. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

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     Section 24. Separate Counsel. The parties acknowledge that the Corporation and the Employee have not been represented in this transaction by the Corporation's attorneys, and the Employee has been advised that it is important for the Employee to seek separate legal advise and representation in this matter.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and date first set forth above.

/s/ Frederick W. Stolle                          /s/ Stephen J. Gilbert
--------------------------------                 ------------------------------
Witness:                                         Stephen J. Gilbert
Print Name: Frederick W. Stolle

                                                 Log on America, Inc.

                                                 By: /s/ David R. Paolo
                                                    ---------------------------
                                                    David R. Paolo, President


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                                    Exhibit A

                                 Job Description

During the term of this Employment Agreement, Stephen J. Gilbert as the Executive Vice President of the Retail Dail-Up Division of Log On America, Inc., shall be responsible for such Division's day-to-day operations and its expansion, whether through an increased subscription base or through directed acquisition of subscribers. Mr. Gilbert will confer with the Chief Executive Officer as such officer from time to time requests reporting on technical performance, profit/loss, expansion plans and capital needs for same.


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